UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

REPUBLIC BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

601 West Market Street, Louisville, Kentucky		40202
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 29, 2011, Republic Bank & Trust Company (the “Bank”), a wholly owned subsidiary of Republic Bancorp, Inc. (the “Company”), amended and restated its Marketing and Servicing Agreement, dated November 30, 2009 (the “Agreement”), as previously amended on December 27, 2009 (the “Agreement”), with JTH Tax Inc. d/b/a Liberty Tax Service (“Liberty”) related to the Bank’s Refund Anticipation Loan (“RAL”), Electronic Refund Check (“ERC”) and Electronic Refund Deposit (“ERD”) products (collectively, referred to as “Bank Products”). Liberty provides preparation services of federal, state and local individual income tax returns in the United States through franchised and company-owned tax offices. The Bank Products essentially comprise the products offered through the Company’s Tax Refund Solutions (“TRS”) business segment.

The parties amended and restated the Agreement to, among other things:

(1)	set the term of the Agreement to expire on October 16, 2014;

(2)	name the Bank as the exclusive provider of all RAL and ERC/ERD products for a mutually agreed upon list of locations through the term of the contract;

(3)	remove the Bank’s annual option to unilaterally terminate the Agreement;

(4)	amended the designated level of RAL delinquency which, if exceeded, provides the Bank with the right to receive certain monies; and

(5)
provide that either party may at its option terminate the Agreement upon twenty (20) days’ prior written notice if (i) the other party has materially breached any of the terms thereof and has failed to cure such breach within such twenty day time period or (ii) the continued operation of the Financial Product Program or the electronic filing program is no longer commercially feasible or practical, or no longer provides the same opportunity, to the terminating party due to legal, legislative or regulatory determinations, enactments or interpretations or significant external events or occurrences beyond the control of the terminating party; provided, however, that in the case of clause (ii), the parties shall first mutually endeavor in good faith to modify the Financial Product Program in a manner resolving the problems caused by legal, legislative or regulatory or external events or occurrences.

As a result of this amendment, the total number of Liberty tax preparation offices that will offer the Bank’s tax products in 2012 is not expected to differ materially from the number of Liberty tax preparation offices that offered the Bank’s products in 2011.

The Company will seek confidential treatment from the Securities and Exchange Commission for certain portions of the Agreement in connection with filing such agreement as Exhibit 10.1 to this Current Report on Form 8-K.

The Company has described the Agreement in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 2009. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is being filed herewith as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit		Description

10.1		Amended and Restated Marketing and Servicing Agreement dated November 29, 2011, between Republic Bank & Trust Company and JTH Tax Inc.. *

	*	Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of the agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC BANCORP, INC.

Date: December 2, 2011	By:	/s/ Kevin Sipes
Kevin Sipes
Executive Vice President, Chief Financial
Officer & Chief Accounting Officer

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